Exhibit 99.1

CallWave Announces Close of Tender Offer on June 5, 2009 with 10,787,579 Shares Tendered

SAN FRANCISCO – June 8, 2009 – CallWave, Inc. (NASDAQ: CALL), a leading global provider of Internet, mobile and Web-based collaboration software solutions, today announced the close of its tender offer, in which 10,787,579 shares were tendered at a price of $1.15 per share, for an aggregate purchase price of $12,405,716. The Company expects to move forward with its stockholder meeting, tentatively scheduled for June 29, 2009, to effect a reverse and forward stock split in order to reduce the number of beneficial holders below 300 and deregister its shares under the Securities Exchange Act of 1934 and de-list its shares from The Nasdaq Global Exchange. As previously disclosed, none of the Company’s Directors or Officers tendered any of their shares in the tender offer. It is expected that the shares beneficially owned by the Directors and Officers will be voted in favor of the reverse and forward stock splits at the Company’s stockholder meeting.

About CallWave, Inc.

CallWave is a global provider of unified communication applications which allow today’s professional to communicate, collaborate and conference from anywhere in the world via computer over any web connection or with any leading 3G smartphone or Wi-Fi enabled device. CallWave’s Fuze Platform provides a mobile and web-based collaboration service that enables secure, real-time collaboration, with integrated audio conferencing. Fuze Meeting offers unique features including high-definition, synchronized video, document and image sharing. CallWave’s Fuze Messenger solution securely extends instant messaging (IM) and OCS applications to mobile devices, including the iPhone.

Founded in 1998, CallWave is publicly traded on the NASDAQ under the symbol “CALL,” with headquarters located in San Francisco, California. Please visit: www.callwave.com.

Important Additional Information for Stockholders

On May 5, 2009, CallWave commenced a tender offer for all of the outstanding shares of CallWave common stock. This press release is for informational purposes only and is not an offer to tender or the solicitation of an offer to tender any shares of common stock for a cash payment. Each holder of shares of CallWave common stock should read the tender offer statement, as it contains important information. The tender offer statement has been filed with the Securities and Exchange Commission and is available along with other filed documents for free on the website of the Securities and Exchange Commission at www.sec.gov. In addition, the tender offer statement and all other documents filed with the SEC in connection with the tender offer will be made available to investors free of charge by contacting BNY Mellon Shareowner Services, the information agent for the tender offer, at (800) 777-3674. Our stockholders are urged to carefully read the tender offer statement prior to making any decision with respect to the tender offer.

One of the purposes of the tender offer is for CallWave to go private. Further actions to go private, such as a reverse stock split followed by a forward stock split, may be necessary and require the approval of a majority of CallWave’s stockholders. The solicitation of proxies from CallWave stockholders has not yet commenced. This communication is for informational purposes only and is not a solicitation of proxies, and this communication shall not constitute a solicitation of proxies from holders of CallWave common stock. Any solicitation of proxies from holders of CallWave common stock shall be separately communicated in a proxy statement filed with the SEC and distributed to stockholders in accordance with applicable regulations of the SEC governing the solicitation of consents and proxies.

The tender offer is not being made nor will any tender of CallWave common stock be accepted from or on behalf of holders in any jurisdiction in which the making of the offer or the acceptance of any tender would not be made in compliance with laws of such jurisdiction.

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This press release may contain certain statements of a forward-looking nature. Such statements are made pursuant to the “forward-looking statements” and “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements.

CONTACT:

Media Inquiries:

Patrick Moran

VP Marketing, Callwave

408-838-3951

or

Investor Inquiries:

Financial Profiles, Inc.

Moira Conlon / David Bigelow, 310-277-4711

callwave@finprofiles.com

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